Exhibit 10.6

FORM OF NOTICE OF GRANT OF RESTRICTED STOCK AWARD UNDER THE COLUMBIA PROPERTY TRUST, INC. AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN GRANTEE: ____________

This Notice of Grant of Restricted Stock Award evidences the award of ______ restricted shares (each, an “Award Share,” and collectively, the “Award Shares”) of the Common Stock of Columbia Property Trust, Inc., a Maryland corporation (the “Company”), granted to you, ______________, effective as of _____________ (the “Grant Date”), pursuant to the Columbia Property Trust, Inc. Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”). This Notice of Grant of Restricted Stock Award constitutes part of and is subject to the terms and provisions of, the attached Restricted Stock Agreement (the “Agreement”) and the Plan, which are incorporated by reference herein.

1.    Terminology. Unless otherwise provided in this Notice of Grant of Restricted Stock Award, capitalized words used herein are defined in the Glossary at the end of the Agreement.

2.    Vesting.

(a)    So long as your Service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, _____% of the Award Shares will vest and become nonforfeitable on each of the _______________ anniversary of the Grant Date, such that 100% of the Award Shares will be vested and nonforfeitable on the _________ anniversary of the Grant Date.

(b)    All outstanding Award Shares that are then unvested will vest and become nonforfeitable on the earliest date on which any of the following events occurs:

(i)    your death;
(ii)    the termination of your Service due to Disability;
(iii)    the Company’s termination of your Service without Cause;
(iv)    the termination of your Service due to Good Reason; or
(v)    a Qualified Change in Control.

(c)    Except for the circumstances, if any, described in Section 2(b) above, your written employment contract with the Company in effect at the time of issuance (if any) or as otherwise determined by the Administrator pursuant to the Plan, none of the Award Shares will become vested and nonforfeitable after your Service with the Company ceases.

3.    Termination of Service. If your Service with the Company ceases for any reason, except as otherwise specified in Section 2, your written employment contract with the Company in effect at the time at issue (if any) or as otherwise determined by the Administrator pursuant to the Plan, all Award

Shares that are not then vested and nonforfeitable will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration.

IN WITNESS WHEREOF, the Company has caused this Notice of Grant of Restricted Stock Award to be executed by its duly authorized officer.

Columbia Property Trust, Inc.	Date
Enclosures: Restricted Stock Agreement

Prospectus for the Columbia Property Trust, Inc. Amended and Restated 2013 Long-Term Incentive Plan

FORM OF
RESTRICTED STOCK AGREEMENT
UNDER THE
COLUMBIA PROPERTY TRUST, INC. AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN

This Restricted Stock Agreement and all of the provisions of the Columbia Property Trust, Inc. Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”) are incorporated into your restricted stock award, the specifics of which are described on the “Notice of Grant of Restricted Stock Award” (the “Notice”) that you received. Effective as of the Grant Date set forth in the Notice, this Restricted Stock Agreement, the Plan and the Notice, taken together, constitute a binding and enforceable contract respecting your restricted stock award.

1.    Terminology. Capitalized terms and phrases used in this document that are not otherwise defined in the Notice are defined in the Glossary at the end of this Agreement or in the Plan.

2.    Vesting.
(a)    So long as your Service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the Award Shares will become vested and nonforfeitable in accordance with the vesting schedule set forth in the Notice.

(b)    All outstanding Award Shares that are then unvested will vest and become nonforfeitable on the earliest date on which any of the following events occurs:

(i)    your death;
(ii)    the termination of your Service due to Disability;
(iii)    the Company’s termination of your Service without Cause
(iv)    the termination of your Service due to Good Reason; or
(v)    a Qualified Change in Control.

(c)    Except for the circumstances, if any, described in Section 2(b) above, your written employment contract with the Company in effect at the time of issuance (if any) or as otherwise determined by the Administrator pursuant to the Plan, none of the Award Shares will become vested and nonforfeitable after your Service with the Company ceases.

3.    Termination of Employment or Service.

(a)    If your Service with the Company ceases for any reason, except as otherwise specified in Section 2, your written employment contract with the Company in effect at the time at issue (if any) or as otherwise determined by the Administrator pursuant to the Plan, all Award Shares that are not then vested and nonforfeitable will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration. Any accrued dividends attributable to such forfeited Award Shares shall also be forfeited if and when the Award Shares are forfeited.

(b)    Upon the forfeiture of any unvested Award Shares in accordance with Section 3(a), (i) your right to vote and to receive cash dividends on, and all other rights, title or interest in, to or with respect to, the forfeited Award Shares shall automatically, without further act, terminate and (ii) the forfeited Award Shares shall be returned to the Company. By accepting this grant of Award Shares, you: (i) irrevocably appoint (which appointment is coupled with an interest) the Company as your agent and attorney-in-fact to take any necessary or appropriate action to cause the forfeited Award Shares to be returned to the Company, including, without limitation, executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in your name and on your behalf; and (ii) ratify and approve all acts done by the Company as such attorney-in-fact. Any transfer agent for the Common Stock of the Company is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from the Company in connection with the forfeited Award Shares or the transfer thereof, and any such transfer agent is a third party beneficiary of this Agreement.

4.    Restrictions on Transfer.

(a)    Until an Award Share becomes vested and nonforfeitable, it may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

(b)    Any attempt to dispose of any such Award Shares in contravention of the restrictions set forth in Section 4(a) shall be null and void and without effect. The Company shall not be required to: (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement; or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

5.    Stock Certificates.

(a)    You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company or agent appointed by the Administrator will hold the share certificates for safekeeping, or the Company may otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable. Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. As soon as practicable after vesting of an Award Share, the Company will continue to retain such Award Share in uncertificated book entry form but remove the restrictions on transfer on its books with respect to such Award Share. Alternatively, upon your request, the Company will deliver a share certificate to you or deliver a share electronically or in certificate form to your designated broker on your behalf, for the vested Award Share.

(b)    You are not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Award Shares, the consideration for which shall be past services actually rendered or, if none, future services to be rendered to the Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, you shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Award Shares.

6.    Tax Election and Tax Withholding.

(a)    You shall make adequate provision for foreign (non-United States), federal, state and local taxes and social insurance contributions required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Shares. The Company shall have the right to deduct from any compensation or any other payment of any kind due you (including withholding the issuance or delivery of shares of Common Stock or redeeming vested Award Shares) the amount of any foreign (non-United States), federal, state or local taxes and social insurance contributions required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require you to make a cash payment to the Company equal to the amount required to be withheld. If you do not make such payment when requested, the Company may refuse to issue any stock certificate under this Agreement or otherwise release for transfer any such shares until arrangements satisfactory to the Company for such payment have been made.

(b)    The Company may, in its sole discretion, permit or require you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Award Shares either by withholding from the shares to be released upon vesting that number of shares, or delivering to the Company already-owned shares, in either case having a fair market value equal to no more than the amount necessary to satisfy the statutory minimum withholding amount due. By accepting this grant of Award Shares, you: (i) irrevocably appoint (which appointment is coupled with an interest) the Administrator as your agent and attorney-in-fact to take any necessary or appropriate action to cause a number of Award Shares determined in accordance with the immediately preceding sentence to be returned to the Company, including, without limitation, executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in your name and on your behalf; and (ii) ratify and approve all acts done by the Administrator as such attorney-in-fact. Any transfer agent for the Common Stock of the Company is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from the Administrator in connection with such Award Shares or the transfer thereof, and any such transfer agent is a third party beneficiary of this Agreement.

(c)    You have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. You are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award. By accepting this grant of Award Shares, you acknowledge that you have sought tax and legal advice from your own advisors regarding this award or have voluntarily and knowingly foregone such consultation.

7.    Adjustments for Corporate Transactions and Other Events.

(a)    Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares and the number of such Award Shares that are nonvested and forfeitable shall, without further action of the Administrator, be adjusted to reflect such event. The Administrator shall make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in the issuance of fractional Award Shares. Adjustments under this Section 7 will be made by the Administrator, whose determination regarding such adjustments will be final, binding and conclusive.

(b)    Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, to the same extent as the Award Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event, except as otherwise determined by the Administrator. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

8.    Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

9.    Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares, you will possess all incidents of ownership of the Award Shares, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares. All regular cash dividends on the Award Shares held by the Company will be paid directly to you on the dividend payment date. If any dividends or distributions are paid in shares, such shares will be held by the Company (or an agent appointed by the Company) subject to the same restrictions on transferability and forfeiture as the Award Shares with respect to which they were granted.

10.    The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.    Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via facsimile or other electronic transmission mechanism as may be available to the parties.

12.    Entire Agreement. This Agreement, the Plan Participant Acknowledgement and the Notice contain the entire agreement between the parties with respect to the Award Shares granted hereunder, subject to any provision in your written employment or service contract with the Company in effect at the time at issue (if any) with respect to the vesting of or other terms applicable to the Award Shares. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

13.    Amendment. This Agreement and the Notice may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be amended in a manner that would materially impair your rights with respect to the Award Shares, as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

14.    Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

15.    Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. By accepting this grant of Award Shares, you: (i) agree not to bring any action arising under, as a result of, pursuant to or relating to, this Agreement in any court other than a federal or state court in Atlanta, Georgia; (ii) submit to the personal jurisdiction and venue of such courts; and (iii) agree you will not deny or attempt to defeat such personal jurisdiction or object to venue by motion or other request for leave from any such court.

16.    Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its sole discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. Before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you shall first exhaust your administrative remedies before the Administrator. In the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

17.    Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18.    No Future Entitlement. The grant of these Award Shares is a one-time benefit which does not create any contractual or other right to receive future grants of stock, or compensation in lieu of stock grants, even if stock grants have been granted repeatedly in the past. All determinations with respect to any such future grants, including, but not limited to, the times when stock grants shall be granted, the maximum number of shares subject to each stock grant, and the times or conditions under which restrictions on such stock grants shall lapse, will be at the sole discretion of the Administrator. The value of this stock grant shall not be included in calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits. The vesting of these Award Shares ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement. The Company does not guarantee any future value of these Award Shares. No claim or entitlement to compensation or damages arises if these Award Shares do not increase in value and you irrevocably release the Company from any such claim that does arise.

19.    Personal Data. For purposes of the implementation, administration and management of the stock grant or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), by accepting this grant of Award Shares, you consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction. Personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the stock grant or the effectuation of a Corporate Transaction. Such recipients may be located in your country or elsewhere, and the recipient’s country may have different data privacy laws and protections than your country. Data will be held only as long as is necessary to implement, administer and manage the stock grant or effect a Corporate Transaction. You may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary, provided, however, that refusing or withdrawing your consent may affect your ability to accept a stock grant.

20.    Consideration for Award Shares. To ensure compliance with applicable state corporate law, the Company may require you to furnish consideration in the form of cash or cash equivalents equal to the par value of the Award Shares, and the Company may withhold such amount from remuneration otherwise due you from the Company.

21.    Recovery of Award Shares. The Award Shares shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Company with respect to the recoupment, recovery or clawback of compensation.

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GLOSSARY

(a)“Administrator” means the Board of Directors of Columbia Property Trust, Inc. or such committee or committees appointed by the Board to administer the Plan.
(b)“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Columbia Property Trust, Inc. (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.
(c)“Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means any of the following: (i) any willful misconduct by you in connection with the Company’s or any Subsidiary’s business or relating to your duties or a willful violation of law by you in connection with the Company’s or any Subsidiary’s business or relating to your duties; (ii) an act of fraud, conversion, misappropriation or embezzlement by you with respect to the Company’s or any Subsidiary’s assets or business or assets in the possession or control of the Company or any Subsidiary; (iii) your conviction of, indictment for (or its procedural equivalent) or entering a guilty plea or plea of no contest with respect to a felony involving moral turpitude or related to the performance of your duties or that materially impacts the Company; (iv) any act of dishonesty committed by you in connection with the Company’s or any Subsidiary’s business or relating to your duties; (v) the willful neglect of your material duties or gross misconduct by you; (vi) substance abuse that, in the Administrator’s good faith determination, materially interferes with the performance of your duties to the Company or any Subsidiary; (vii) your material failure to (A) comply with the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including, without limitation, any business code of ethics adopted by the Board, or (B) use good faith efforts to comply with the directives of the Company (provided that such directives are consistent with the material terms of applicable law and the Company’s guidelines and policies); (viii) any other willful failure (other than any failure resulting from incapacity due to physical or mental illness) by you to perform your material duties ; or (ix) any breach of the provisions of any restrictive covenants with the Company or any Subsidiary to which you may be bound including, without limitation, covenants regarding confidentiality and protection of intellectual property, non-solicitation, noncompetition, nondisparagement, and Company policies; provided that no condition or circumstance set forth in clause (vii), (viii) or (ix) shall constitute Cause unless such condition or circumstance continues without cure, if curable, reasonably satisfactory to the Administrator within thirty (30) days following written notice thereof from the Company or any Subsidiary (except in the case of a willful failure to perform your duties or a willful breach, which shall require no notice or allow no such cure right). For purposes of the foregoing sentence, no act, or failure to act, on your part shall be considered “willful” unless you acted, or failed to act, in bad faith or without reasonable belief that your act or failure to act was in the best interest of the Company or any Subsidiary.
(d)“Change in Control” means the occurrence of any of the following:
(i)    any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any director, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and you and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which you are a member), is or becomes, in connection with a transaction or series of transactions, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; or
(ii)    there shall occur any consolidation, merger or takeover of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate fifty percent (50%) or more of the combined voting power of the securities of the surviving entity or any parent entity thereof, as applicable; or
(iii)    there shall occur: (i) any sale, lease, exchange, takeover or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale; or (ii) the approval by shareholders of the Company of any plan or proposal for the liquidation, dissolution or takeover of the Company; or
(iv)    the members of the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than due to death) to constitute at least a majority of the members of the Board; provided, that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were then Incumbent Directors, shall be deemed to be an Incumbent Director; provided, however, that any person who is elected as a director as a result of, or in connection with: (i) any consolidation, merger, reorganization or takeover of the Company or any similar transaction or series of related transactions; or (ii) a solicitation of proxies by, or on behalf of, any person other than the Board shall not constitute an Incumbent Director.
(e)“Common Stock” means the common stock, $0.01 par value per share, of Columbia Property Trust, Inc.
(f)“Company” means Columbia Property Trust, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Columbia Property Trust, Inc.
(g)“Disability” has the meaning ascribed to such term or words of similar import in your written employment contract with the Company as in effect at the time at issue, if any, and, in the absence of such contract, means a physical or mental incapacity whereby you are unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform the essential functions of your duties of employment. The Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether you have suffered a Disability will be final and binding on all parties concerned.
(h)“Good Reason” shall exist where you give notice to the Board of the occurrence of any of the following without your express written consent: (i) the failure of the Company to pay or cause to be paid your base salary, annual cash performance bonus or any other material compensation or benefits within five (5) days of the date due; (ii) a material diminution in your status, including title, position, duties, authority or responsibility; (iii) a material reduction in your base salary, target cash bonus or target annual long-term incentive award; (iv) the relocation of your principal office to a location more than 25 miles from its current location; or (e) the Company directs you to engage in any unlawful activity. Notwithstanding the foregoing: (A) Good Reason shall not be deemed to exist: (1)

unless you give to the Company a written notice identifying the event or condition purportedly giving rise to Good Reason expressly referencing this definition of “Good Reason” within ninety (90) days of such event or the initial existence of such condition; or (2) if the Company has in good faith notified you of Cause to terminate your employment prior to you identifying Good Reason; and (B) if there exists an event or condition that constitutes Good Reason, then the Company shall have thirty (30) days from the date notice of Good Reason is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder; and if the Company does not cure such event or condition within such thirty (30)-day period, then you shall have sixty (60) business days thereafter to give the Company notice of termination of employment on account thereof (specifying a termination date no less than ten (10) days, nor more than thirty (30) days, after the date of such notice of termination).
(i)“Notice” means the Notice of Grant of Restricted Stock Award provided to you by the Company setting forth the terms of a grant of Award Shares made to you and that incorporates the terms of this document by reference.
(j)“Plan Participant Acknowledgement” means the Plan Participant Acknowledgement previously executed by you, acknowledging, among other things, that you have a received a copy of, and read, the Plan.
(k)“Qualified Change in Control” means a Change in Control transaction in which the Company is not the surviving entity or as a result of which the Company is no longer traded on a national securities exchange as contemplated by Section 6(a) of the Securities Exchange Act of 1933.
(l)“Service” means your employment or other service relationship with the Company and its Affiliates, or their successors.
(m)“You,” “Your.” You means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of the Agreement}